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                                                                     EXHIBIT 1.1












                        NAVITAS INTERNATIONAL CORPORATION
                            (a Delaware corporation)
                                20,000,000 Units




                             UNDERWRITING AGREEMENT




















Dated:  o, 2006

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                        NAVITAS INTERNATIONAL CORPORATION
                            (a Delaware corporation)
                                20,000,000 Units

                             UNDERWRITING AGREEMENT

                                                                         o, 2006

FTN Midwest Securities Corp.
 as Representative of the several Underwriters
350 Madison Avenue, 20th Floor
New York, New York  10017

Ladies and Gentlemen:

     Navitas International Corporation, a Delaware corporation (the "Company"), confirms its agreement with FTN Midwest Securities Corp. ("FTN") and each of the other Underwriters named in Schedule A hereto (collectively, the "Underwriters", which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom FTN is acting as representative (in such capacity, the "Representative"), with respect to the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of units of the Company (the "Units", and the Units to be purchased by the Underwriters pursuant hereto are referred to as the "Initial Units") set forth in such Schedule A, and with respect to the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 3,000,000 additional Units (the "Option Units") to cover over-allotments, if any. Each Unit consists of one share of the Company's common stock, par value $.0001 per share (the "Common Stock"), and two warrants (each, a "Warrant"). Each Warrant entitles its holder to exercise it to purchase one share of Common Stock for an exercise price of $5.00 during the period commencing on the later of the consummation by the Company of its Business Combination (as defined below) or one year from the effective date (the "Effective Date") of the Registration Statement (as defined below) and terminating on the fourth anniversary of the Effective Date. "Business Combination" means any merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination consummated by the Company with an operating business, as described in the Registration Statement. The Units, the shares of Common Stock and the Warrants included in the Units, and the shares of Common Stock issuable upon exercise of the Warrants are hereinafter collectively referred to as the "Public Securities". The Public Securities and the Underwriters' Securities (as defined in Section 2(c) hereof) are hereinafter collectively referred to as the "Securities". The shares of Common Stock and the Warrants included in the Initial Units will not be separately transferable until the earlier to occur of
(i) the expiration of the option described in Section 2(b) hereof to purchase Option Units or (ii) 20 days after the exercise in full or in part by the Underwriters of the option described in Section 2(b) hereof to purchase Option Units, but in no event will the Representative engage in separate trading until the Company has (x) prepared an audited balance sheet reflecting the Company's receipt of the gross proceeds of the offering and (y) filed a Form 8-K that includes such audited balance sheet.

     The Company has entered into a warrant agreement with respect to the Warrants and the Underwriters' Warrants (as defined in Section 2(c)) with Continental Stock Trust & Transfer Company on

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o, 2006 (the "Warrant Agreement"). The Company may call the warrants at any time after the warrants are exercisable, for a redemption price of $.01 per Warrant, at any time if notice of not less than 30 days is given and the last sale price of the Common Stock has been at least $8.50 for any 20 trading days within a 30 trading day period ending on the third business prior to the day on which notice is given. The Company has caused its initial stockholders who own shares of Common Stock immediately prior to the consummation of the offering pursuant to this Agreement (the "Initial Stockholders") to enter into an escrow agreement (the "Escrow Agreement") with Continental Stock Transfer & Trust Company (the "Escrow Agreement") on o, 2006, pursuant to which the shares of Common Stock owned by the Initial Stockholders immediately prior to the consummation of the offering pursuant to this Agreement will be held in escrow by the Escrow Agent until the earlier of (x) the liquidation of the Company and (y) the consummation of the Business Combination and thereafter released according to a graduated schedule as set forth in the Escrow Agreement. The Company has entered into an Investment Management Trust Agreement (the "Trust Agreement") with Continental Stock Transfer & Trust Company, on the date hereof, pursuant to which $114,000,000 (including deferred underwriting discounts and commissions equal to $4,800,000) of the proceeds received by the Company for the Initial Units (or $131,460,000 (including deferred underwriting discounts and commissions equal to $5,200,000) if the Underwriters' over-allotment option is exercised in full pursuant to Section 2(b) of this Agreement) will be deposited in a trust fund (the "Trust Fund") for the benefit of holders of any of the Units, shares of Common Stock or Warrants offered to the public pursuant to this Agreement.

     The Company understands that the Underwriters propose to make a public offering of the Public Securities as soon as the Representative deems advisable after this Agreement has been executed and delivered.

     The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (File No. 333-130697), including the related preliminary prospectus or prospectuses, covering the registration of the Securities under the Securities Act of 1933, as amended (the "Securities Act"). Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the Securities Act (the "Securities Act Regulations") and paragraph (b) of Rule 424 ("Rule 424(b)") of the Securities Act Regulations. The information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information." Each prospectus used before such registration statement became effective, and any prospectus that omitted the Rule 430A Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "preliminary prospectus." Such registration statement, including the amendments thereto, the exhibits and any schedules thereto, at the time it became effective, and including the Rule 430A Information, is herein called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the Securities Act Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final prospectus in the form first furnished to the Underwriters for use in connection with the offering of the Securities is herein called the "Prospectus." For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

     SECTION 1. Representations and Warranties.

     (a) Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the date hereof, as of the Applicable Time referred to in subsection (i) of this

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Section 1(a), as of the Closing Time referred to in Section 2(d) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:

          (i) Compliance with Registration Requirements. Each of the Registration Statement and any Rule 462(b) Registration Statement and any post-effective amendment thereto has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement, any Rule 462(b) Registration Statement or any post-effective amendment thereto has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, threatened by the Commission or any state regulatory authority, and any request on the part of the Commission for additional information has been complied with.

          At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any Option Units are purchased, at the Date of Delivery), the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the Securities Act and the Securities Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time (and, if any Option Units are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto), the Statutory Prospectus (as defined below) at the Applicable Time (as defined below) or the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through FTN expressly for use therein.

          As of the Applicable Time (as defined below) , any Issuer Free Writing Prospectus(es) (as defined below) and the Statutory Prospectus (as defined below) as of the Applicable Time (collectively, the "General Disclosure Package"), did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As used in this subsection and elsewhere in this Agreement, (a) "Applicable Time" means [_____] [a/p]m (Eastern time) on [_____________], 2006 or such other time as agreed by the Company and FTN and (b) "Issuer Free Writing Prospectus" means any "issuer free writing prospectus," as defined in Rule 433 under the Securities Act, relating to the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a "road show that is a written communication" within the meaning of Rule 433(d)(8)(i) whether or not required to be filed with the Commission or
     (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form required to be retained in the Company's records pursuant to Rule 433(g) and (c) "Statutory Prospectus" as of any time means the prospectus relating to the Securities that is included in the Registration Statement immediately prior to that time (including any document incorporated by reference therein).


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          Each preliminary prospectus and the prospectus filed as part of the
     Registration Statement as originally filed or as part of any amendment thereto complied when so filed in all material respects with the Securities Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          (ii) Prior Securities Transaction. No securities of the Company have been sold by the Company or by or on behalf of, or for the benefit of, any person or persons controlling, controlled by, or under common control with the Company since the formation of the Company, except as disclosed in the Registration Statement.

          (iii) Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the Securities Act and the Securities Act Regulations.

          (iv) Regulations. The disclosures in the Registration Statement and the Prospectus concerning the effects of federal, state and local regulation on the Company's business as currently contemplated are correct in all material respects and do not omit to state a material fact.

          (v) Financial Statements. The financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company at the dates indicated and the statement of operations, stockholders' equity and cash flows of the Company for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules included in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement.

          (vi) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company, other than those in the ordinary course of business, which are material with respect to the Company, (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock and the Company has not incurred any liability or obligation, direct or contingent, for borrowed money, and
     (D) no member of the Company's management has resigned from any position with the Company.

          (vii) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement, the Warrant Agreement, the Underwriters' Purchase Option (as defined herein), the Trust Agreement and the Escrow Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such

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     qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

          (viii) Subsidiaries. The Company has no subsidiaries.

          (ix) Capitalization. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus in the section entitled "Capitalization" (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus, or pursuant to the exercise of the Warrants or the Underwriters' Purchase Option). The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock of the Company was issued in violation of preemptive or other similar rights of any securityholder of the Company.

          (x) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

          (xi) Validity of Agreements. The Warrant Agreement, the Trust Agreement, the Insider Letters, the Underwriters' Purchase Option and the Escrow Agreement have each been duly and validly authorized by the Company and, assuming due authorization, execution and delivery of the other parties thereto, constitute the valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms, except (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, (ii) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          (xii) Authorization and Description of Securities. The Securities have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable; the Securities conform to all statements relating thereto contained in the Prospectus and such description conforms to the rights set forth in the instruments defining the same; no holder of the Securities is or will be subject to personal liability by reason of being such a holder; and the issuance of the Securities is not subject to preemptive or other similar rights of any securityholder of the Company.

          (xiii) Absence of Defaults and Conflicts. The Company is not in violation of its Amended and Restated Certificate of Incorporation (the "Charter") or its Amended and Restated Bylaws (the "By-laws"), or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company is a party or by which it may be bound, or to which any of the property or assets of the Company is subject (collectively, "Agreements and Instruments"); and the execution, delivery and performance of this Agreement, the Warrant Agreement, the Underwriters' Purchase Option, the Trust Agreement and the Escrow Agreement and the consummation of the transactions contemplated herein, therein and in the Registration Statement and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the section entitled "Use of Proceeds") and compliance by the Company with its obligations hereunder and thereunder have been duly authorized by all

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     necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, the Agreements and Instruments, nor will such action result in any violation of the provisions of the Charter or By-laws or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its assets, properties or operations. As used herein, a "Repayment Event" means any event or condition that gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company.

          (xiv) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company, that is required to be disclosed in the Registration Statement and the Prospectus (other than as disclosed therein), or which might result in a Material Adverse Effect, or that might materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder; the aggregate of all pending legal or governmental proceedings to which the Company is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement and the Prospectus or the Questionnaires (as defined herein), including ordinary routine litigation incidental to the business, could not result in a Material Adverse Effect.

          (xv) Accuracy of Exhibits and Disclosure of Agreements. There are no contracts or documents which are of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits thereto which have not been so described and filed as required. The agreements and documents described in the Registration Statement and the Prospectus conform to the descriptions thereof contained therein.

          (xvi) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations under this Agreement, the Underwriters' Purchase Option, the Warrant Agreement, the Trust Agreement and the Escrow Agreement, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated hereby and thereby, except such as have been already obtained or as may be required under the Securities Act or the Securities Act Regulations or state securities laws.

          (xvii) Absence of Stabilization or Manipulation. Neither the Company nor any affiliate of the Company has taken, nor will the Company or any affiliate take, directly or indirectly, any action that is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

          (xviii) Possession of Licenses and Permits. The Company possesses such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect; the Company is in compliance with

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     the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect; and the Company has not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

          (xix) Title to Property. The Company has good and marketable title to all properties and assets owned by it material to its business, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Prospectus or (b) do not, singly or in the aggregate, materially affect the value of such property and do not materially interfere with the use made and proposed to be made thereof by the Company; and all of the leases and subleases material to the business of the Company as now conducted or proposed to be conducted, and under which the Company holds properties described in the Prospectus, are in full force and effect, and the Company has not received any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company to the continued possession of the leased or subleased premises under any such lease or sublease.

          (xx) Registration Rights. Except as set forth in the Registration Statement and the Prospectus, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or to otherwise be registered by the Company under the Securities Act.

          (xxi) Investment Company Act. The Company is not required, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Registration Statement and the Prospectus will not be required, to register as an "investment company" under the Investment Company Act of 1940, as amended (the "1940 Act").

          (xxii) Insider Letters. The Company has caused to be duly executed legally binding and enforceable agreements (except (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, (ii) as enforceability of any indemnification, contribution or noncompete provision may be limited under the federal and state securities laws, and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought) (the "Insider Letters"), pursuant to which each of the Initial Stockholders of the Company agrees to certain matters with respect to the Company.

          (xxiii) Finder's Fees. Except as set forth in the Registration Statement and the Prospectus, there are no claims, payments, arrangements, agreements or understandings relating to the payment of a finder's, consulting or origination fee by the Company or any Initial Stockholder with respect to the sale of the Securities hereunder or any other arrangements, agreements or understandings of the Company or, to the best of the Company's knowledge, any Initial Stockholder that may affect the Underwriters' compensation, as determined by the National Association of Securities Dealers, Inc. (the "NASD").

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          (xxiv) Payments Within Twelve Months. The Company has not made any direct or indirect payments (in cash, securities or otherwise) (i) to any person, as a finder's fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company, (ii) to any NASD member or (iii) to any person or entity that has any direct or indirect affiliation or association with any NASD member, within the twelve months prior to the Effective Date, other than payments to the Underwriters.

          (xxv) Use of Proceeds. None of the net proceeds of this offering will be paid by the Company to any participating NASD member or its affiliates, except as specifically authorized herein and except as may be paid in connection with a Business Combination as contemplated by the Prospectus.

          (xxvi) Insiders' NASD Affiliation. Based on questionnaires distributed to such persons, no officer, director or any beneficial owner of the Company's unregistered securities has any direct or indirect affiliation or association with any NASD member.

          (xxvii) D&O Questionnaires. To the best of the Company's knowledge, all information contained in the director and officer questionnaires and NASD supplemental questionnaires (the "Questionnaires") completed by each of the Initial Stockholders and provided to the Underwriter as an exhibit to his or her Insider Letter is true and correct and the Company has not become aware of any information that would cause the information disclosed in the questionnaires completed by each Initial Stockholder to become inaccurate and incorrect.

          (xxviii) Foreign Corrupt Practices Act. Neither the Company nor any Initial Stockholder or any other person acting on behalf of the Company has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental agency or instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is, or may be in a position to help or hinder the business of the Company (or assist it in connection with any actual or proposed transaction) that (i) might subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not given in the past, might have had a material adverse effect on the assets, business or operations of the Company as reflected in any of the financial statements contained in the Prospectus or (iii) if not continued in the future, might adversely affect the assets, business, operations or prospects of the Company. The Company's internal accounting controls and procedures are sufficient to cause the Company to comply with the Foreign Corrupt Practices Act of 1977, as amended.

          (xxix) Covenants Not to Compete. No Initial Stockholder, employee, officer or director of the Company is subject to any non-competition agreement or non-solicitation agreement with any employer or prior employer which could materially affect his or her ability to be an Initial Stockholder, employee, officer and/or director of the Company.

          (xxx) Related Party Transactions. There are no business relationships or related party transactions involving the Company or any other person required to be described in the Prospectus that have not been described as required.


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          (xxxi) Code of Ethics. The Company has (or prior to the Closing Time will have) adopted a code of ethics that applies to its directors, officers and employees, and has filed the code of ethics as an exhibit to the Registration Statement.

          (xxxii) Free Writing Prospectuses; Improper Offering Materials. The Company has not prepared or used a free writing prospectus, as such term is defined in Rule 405 of the Securities Act Regulations (a "Free Writing Prospectus"), in connection with the offering and sale of the Units. The Company has satisfied the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show. The Company has not distributed and will not distribute any prospectus or other offering material (including content on the Company's website that may be deemed to be a prospectus or other offering material) in connection with the offering and sale of the Units other than any Preliminary Prospectus or the Prospectus or other materials permitted by the Securities Act to be distributed by the Company.

     (b) Officer's Certificates. Any certificate signed by any officer of the Company delivered to the Representative or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

     SECTION 2. Sale and Delivery to Underwriters; Closing.

     (a) Initial Units. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per Unit set forth in Schedule B, the number of Initial Units set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Units which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

     (b) Option Units. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 3,000,000 of Option Units at the price per unit set forth in Schedule B, less an amount per unit equal to any dividends or distributions declared by the Company and payable on the Initial Units but not payable on the Option Units. The option hereby granted will expire 45 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Units upon notice by the Representative to the Company setting forth the number of Option Units as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Units. Any such time and date of delivery (a "Date of Delivery") shall be determined by the Representative, but shall not be later than five full business days after the exercise of such option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Units, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Units then being purchased which the number of Initial Units set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Units, subject in each case to such adjustments as the Representative in its discretion shall make to eliminate any sales or purchases of fractional shares.

     (c) Underwriters' Purchase Option. The Company hereby agrees to issue and sell to the Representative (and/or its designees) on the Effective Date an option (the "Underwriters' Purchase Option") for the purchase of an aggregate of 1,000,000 Units (the "Underwriters' Units") for an aggregate purchase price of $100.00. Each of the Underwriters' Units is identical to the Initial Units except that the Warrants included in the Representative's Units (the "Underwriters' Warrants") have an exercise price of $6.25 per share (125% of the exercise price of the Warrants included in the Units sold to the public). The

Underwriters' Purchase Option shall be exercisable, in whole or in part, commencing on the later of (i) one year from the Effective Date and (ii) the consummation of a Business Combination and expiring on the four-year anniversary of the Effective Date at an initial exercise price per Underwriters' Unit of $7.50 per Unit (125% of the initial public offering price of a Unit sold to the public). The Underwriters' Purchase Option, the Underwriters' Units, the Underwriters' Warrants and the shares of Common Stock issuable upon exercise of the Underwriters' Warrants are hereinafter referred to collectively as the "Underwriters' Securities." Delivery and payment for the Underwriters' Purchase Option shall be made at the Closing Time. The Company shall deliver to the Underwriters, upon payment therefor, certificates (if any) for the Underwriters' Purchase Option in the name or names and in such authorized denominations as the Representative may request.

     (d) Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Units shall be made by the Representative and the Company, at 9:00 A.M. (Eastern time) at the offices of counsel for the Representative or at such other place as shall be agreed upon, on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representative and the Company (such time and date of payment and delivery being herein called "Closing Time"). Payment for the Initial Units shall be made at the Closing Time at the Representative's election by wire transfer in Federal (same day) funds or by certified or bank cashier's check(s) in New York Clearing House funds, payable as follows: $114,000,000 (or $5.70 per Initial Unit), including deferred underwriting discounts and commissions equal to $4,800,000, of the proceeds received by the Company for the Initial Units (or $131,460,000 (including deferred underwriting discounts and commissions equal to $5,520,000) if the Underwriters' over-allotment option is exercised in full pursuant to Section 2(b) of this Agreement) shall be deposited in the Trust Fund established by the Company for the benefit of the public stockholders as described in the Registration Statement pursuant to the terms of the Trust Agreement and the remaining proceeds (less commissions, expense allowances and actual expense payments or other fees) shall be paid to the order of the Company upon delivery to the Representative of certificates (in form and substance satisfactory to the Underwriters) representing the Initial Units (or through the facilities of the Depository Trust Company (the "DTC") for the account of the Underwriters). The Initial Units shall be registered in such name or names and in such authorized denominations as the Representative may request in writing at least two full business days prior to the Closing Time. The Company will permit the Representative to examine and package the Initial Units for delivery, at least one (1) business day prior to the Closing Date. The Company shall not be obligated to sell or deliver the Initial Units except upon tender of payment by the Representative for all the Initial Units.

     In addition, in the event that any or all of the Option Units are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Units shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representative and the Company, on each Date of Delivery as specified in the notice from the Representative to the Company.

     Payment shall be made to the Company by wire transfer of Federal (same day) funds or by certified or bank cashier's check(s) in New York Clearing House funds to a bank account designated by the Company, against delivery to the Representative for the respective accounts of the Underwriters of certificates for the Units to be purchased by them. It is understood that each Underwriter has authorized the Representative, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Units and the Option Units, if any, which it has agreed to purchase. FTN, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Units or the Option Units, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

     (e) Denominations; Registration. Certificates for the Securities shall be in such denominations and registered in such names as the Representative may request in writing at least two full business days prior to the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Securities will be made available for examination and packaging by the Representative in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

     SECTION 3. Covenants of the Company. The Company covenants with each Underwriter as follows:

     (a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430A and will notify the Representative immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

     (b) Filing of Amendments. The Company will give the Representative notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)) or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus and will furnish the Representative with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representative or counsel for the Underwriters shall object.

     (c) Delivery of Registration Statements. The Company has furnished or will deliver to the Representative and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representative, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

     (d) Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the Securities Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the Securities Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

     (e) Continued Compliance with Securities Laws. The Company will comply with the Securities Act and the Securities Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the Securities Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the Securities Act or the Securities Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. The Company will file with the Commission a Form 8-A providing for the registration under the Securities Exchange Act of 1934, as amended ("Exchange Act"), of the Units, the Common Stock and the Warrants. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Statutory Prospectus at the Applicable Time or in the Registration Statement relating to the Securities or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify FTN and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

     (f) Blue Sky Qualifications. The Company will endeavor in good faith, in cooperation with the Representative, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representative may designate and to maintain such qualifications in effect until the earliest of (i) the date on which the Underwriters shall have ceased to engage in market-making activities in respect of the Securities, (ii) the date on which the Securities are listed or quoted, as the case may be, on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market (or any successor to such entities) and (iii) the date of the Company's liquidation (the period from the Effective Date to such earliest date, the "Blue Sky Compliance Period"); provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

     (g) Earnings Statement (Rule 158). The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act.

     (h) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under "Use of Proceeds".

     (i) Quotation. The Company will use its commercially reasonable efforts to effect and maintain the quotation of the Units, the Common Stock and the Warrants on the OTC Bulletin Board.

     (j) Restriction on Sale of Securities. Until the consummation of a Business Combination, the Company will not, without the prior written consent of the Representative, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the Securities Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or
(ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any shares of Common Stock issued by the Company upon the exercise of a Warrant, (C) any shares of Common Stock issued pursuant to any non-employee director stock plan or dividend reinvestment plan or any employee benefit plan of the Company, or (D) any of the Units, shares of Common Stock and Warrants issued by the Company upon the exercise of the Underwriters' Purchase Option.

     (k) Business Combination. The Company will not consummate a Business Combination with any entity that is affiliated with the Underwriters or any Initial Stockholder or with respect to which the Underwriters or any of their affiliates submitted a proposal or provided other merger and acquisition services unless (i) such Business Combination has been approved by a majority of the Company's independent directors or (ii) the Company obtains an opinion from an unaffiliated independent investment banking firm which is a member of the National Association of Securities Dealers, Inc. that such Business Combination is fair to the Company's stockholders from a financial perspective. The Company shall not pay the Underwriters or any Initial Stockholder or any of their affiliates any fees or compensation, for services rendered to the Company prior to, or in connection with, the consummation of a Business Combination (except in the case of Initial Stockholders who are officers of the Company, for services rendered to the Company in their capacities as officers of the Company); provided, that the Underwriters and the Initial Stockholders shall be entitled to reimbursement from the Company for their reasonable out-of-pocket expenses incurred in connection with seeking and consummating a Business Combination.

     (l) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the Securities Act, will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the rules and regulations of the Commission thereunder.

     (m) Reports to the Representative. For a period of five years from the Effective Date, the Company will furnish to the Representative and its counsel copies of such financial statements and other periodic and special reports as the Company from time to time furnishes generally to holders of any class of its securities, and promptly furnish to the Representative (i) a copy of each periodic report the Company shall be required to file with the Commission, (ii) a copy of every press release and every news item and article with respect to the Company or its affairs which was released by the Company, (iii) a copy of each Form 8-K or Schedules 13D, 13G, 14D-1 or 13E-4 received or prepared by the Company, (iv) five copies of each registration statement filed by the Company with the Commission under the Securities Act, (v) at the request of the Representative, a copy of monthly statements, if any, setting forth such information regarding the Company's results of operations and financial position (including balance sheet, profit and loss statements and data regarding outstanding purchase orders) as is regularly prepared by management of the Company and (vi) such additional documents and information with respect to the Company and the affairs of any future subsidiaries of the Company as the Representative may from time
                                       13
to time reasonably request, provided, that in the case of subsections (v) or
(vi) above, the Representative shall sign, if required by the Company, a Regulation FD compliant confidentiality agreement reasonably acceptable to the Representative in connection with the Representative's receipt of such information.

     (n) Transfer Sheets. For a period of two years following the Effective Date or until such earlier time upon which the Company is required to be liquidated, the Company shall retain a transfer and warrant agent reasonably acceptable to the Representative ("Transfer Agent") and will furnish to the Underwriters at the Company's sole cost and expense, for a period of one year following the Effective Date, such transfer sheets of the Company's securities as the Representative may request, including the monthly consolidated transfer sheets of the Transfer Agent and DTC.

     (o) Disqualification of Form S-1. For a period equal to four years from the date hereof, unless earlier liquidated, the Company will not knowingly take any action or actions that may prevent or disqualify the Company's use of Form S-1 (or other appropriate form) for the registration of the Warrants under the Securities Act (except in connection with a going-private transaction).

     (p) Secondary Market Trading Survey. Until the termination of the Blue Sky Compliance Period, the Company shall engage counsel to the Underwriters, for a one-time fee of $5,000 payable on the Closing Date, to deliver and update to the Underwriters on a timely basis, but in any event on the Effective Date and at the beginning of each fiscal quarter, a written report detailing those states in which the Securities may be traded in non-issuer transactions under the Blue Sky laws of the fifty States.

     (q) Notice to NASD. In the event any person or entity (excluding attorneys, accountants, engineers, environmental or labor consultants, investigatory firms, technology consultants and specialists and similar service providers that are not affiliated or associated with the NASD and are not brokers or finders) is engaged, in writing, to assist the Company in finding or evaluating a Target Business, the Company will provide the following to the NASD and the Representative prior to the consummation of the Business Combination: (i) copies of agreements governing such services (with the names of the parties appropriately redacted to account for privilege or confidentiality concerns); and (ii) justification as to why the person or entity providing the merger and acquisition services should not be considered an underwriter or related person with respect to the Company's initial public offering, as such term is defined in Rule 2710(a)(6) of the NASD's Conduct Rules. The Company also agrees that proper disclosure of such arrangement or potential arrangement will be made in the proxy statement which the Company will file for purposes of soliciting stockholder approval for the Business Combination. Further, the Company agrees to promptly advise the NASD and the Representative and its counsel if it learns that any officer, director or owner of at least 5% of the Company's outstanding shares of Common Stock becomes an affiliate or associated person of an NASD member participating in the distribution of the Public Securities.

     (r) Internal Controls. During the Blue Sky Compliance Period, the Company will maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management's general or specific authorization, (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     (s) Audit Committee. The Company will establish and maintain an audit committee composed entirely of independent directors, which audit committee will adopt a charter that satisfies the Exchange Act and the rules and regulations of the Commission adopted thereunder.

     (t) Accountants. Until the earlier of five years from the Effective Date or until such earlier time upon which the Company is required to be liquidated, the Company shall retain an independent public accountant.

     (u) Form 8-K. The Company shall, on the date hereof, retain its independent public accountants to audit the financial statements of the Company as of the Closing Time (the "Audited Financial Statements") reflecting the receipt by the Company of the proceeds of the initial public offering. As soon after the Closing Time as the Audited Financial Statements become available, the Company shall file a Current Report on Form 8-K with the Commission, which Report shall contain the Audited Financial Statements.

     (v) Business Combination Announcement. Within five business days following the consummation by the Company of a Business Combination, the Company shall cause an announcement (the "Business Combination Announcement") to be placed, at its cost, in The Wall Street Journal announcing the consummation of the Business Combination and indicating that the Representative was the managing underwriter in the offering. The Company shall supply the Representative with a draft of the Business Combination Announcement and provide the Representative with a reasonable opportunity to comment thereon. The Company will not place the Business Combination Announcement without the final approval of the Representative, which approval shall not be unreasonably withheld.

     (w) Trust Fund Waiver Acknowledgment. The Company hereby agrees that it will not commence its due diligence investigation of any operating business or businesses which the Company seeks to acquire in a Business Combination (any, a "Target Business"; collectively, the "Target Business(es)") or obtain the services of any vendor (excluding, solely with respect to any deferred underwriters' discounts and commissions, the Underwriters) unless and until such Target Business(es) or vendor acknowledges in writing, whether through a letter of intent, memorandum of understanding or other similar document (and subsequently acknowledges the same in any definitive document replacing any of the foregoing), that (a) it has read the Prospectus and understands that the Company has established the Trust Fund, initially in an amount of $114,000,000 (including deferred underwriting discounts and commissions equal to $4,800,000) for the benefit of the public stockholders and that the Company may disburse monies from the Trust Fund only (i) to the public stockholders in the event they elect to convert their IPO Shares (as defined in Section 3(z)) and the liquidation of the Company, (ii) to the Company when it consummates a Business Combination or (iii) solely with respect to underwriters' deferred discounts and commissions placed in the Trust Fund, to the Underwriters after consummation of a Business Combination and (b) for and in consideration of the Company (i) agreeing to evaluate such Target Business(es) for purposes of consummating a Business Combination with it or (ii) agreeing to engage the services of the vendor, as the case may be, such Target Business(es) or vendor agrees, subject to the terms of this paragraph (w), that it does not have any right, title, interest or claim of any kind in or to any monies in the Trust Fund (the "Claims") and waives any Claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company and will not seek recourse against the Trust Fund for any reason whatsoever.

     (x) Insider Letters. The Company shall not take any action or omit to take any action that would cause a breach of any of the Insider Letters and will not allow any amendments to, or waivers of, such Insider Letters without the prior written consent of the Representative.

     (y) Charter and Bylaws. The Company shall not take any action or omit to take any action that would cause the Company to be in breach or violation of the Charter or the By-laws. Prior to the consummation of a Business Combination, the Company will not amend the Charter without the prior written consent of the Representative.

     (z) Blue Sky Requirements. The Company shall provide counsel to the Representative with ten copies of all proxy information and all related material filed with the Commission in connection with a Business Combination concurrently with such filing with the Commission. In addition, the Company shall furnish any other state in which its initial public offering was registered such information as may be requested by such state.

     (aa) Acquisition/Liquidation Procedure; Amendments to Charter. The Company agrees: (i) that, prior to the consummation of any Business Combination, it will submit such transaction to the Company's stockholders for their approval (the "Business Combination Vote") even if the nature of the acquisition is such as would not ordinarily require stockholder approval under applicable state law; and (ii) that, in the event that the Company does not effect a Business Combination within 18 months from the consummation of this offering (subject to extension for an additional six-month period, as described in the Prospectus), the Company's officers will take all such action necessary to dissolve and liquidate the Company as soon as reasonably practicable and distribute an aggregate sum equal to the amount in the trust account, inclusive of any deferred underwriting discounts and commissions and any interest (net of taxes payable thereon and any amounts disbursed to the Company to cover operating expenses, as described in the Prospectus), plus any remaining net assets. In no event, however, will the Company's liquidation value be less than the Trust Fund, inclusive of any net interest income thereon. Only holders of IPO Shares (as defined below) will be entitled to receive, in proportion to their respective equity interests, liquidating distributions and the Company will pay no liquidating distributions with respect to any other shares of capital stock of the Company. With respect to the Business Combination Vote, the Company shall cause all of the Initial Stockholders to vote the shares of Common Stock owned by them immediately prior to the consummation of the offering in accordance with the vote of the holders of a majority of the IPO Shares present, in person or by proxy, at a meeting of the Company's stockholders called for such purpose. At the time the Company seeks approval of any potential Business Combination, the Company will offer each holder of the Company's Common Stock issued in this offering (the "IPO Shares") the right to convert their IPO Shares at a per share conversion price (the "Conversion Price") equal to the quotient determined by dividing (1) the amount in the Trust Fund (inclusive of any deferred underwriting discounts and commissions and any interest, but net of taxes payable thereon and any amounts disbursed to the Company to cover operating expenses, as described in the Prospectus), calculated as of two business days prior to the proposed consummation of the Business Combination, by (2) the total number of IPO Shares. If (a) holders of at least a majority of the IPO Shares cast at the meeting to approve the Business Combination are voted for the approval of such Business Combination, and (b) less than 20% in interest of the Company's IPO Shares vote against the Business Combination and elect to convert their IPO Shares, then in such case the Company may, but will not be required to, proceed with such Business Combination (and if the Company elects to so proceed, it will convert shares, based upon the Conversion Price, from those holders of IPO Shares who affirmatively requested such conversion and who voted against the Business Combination). If holders of 20% or more in interest of the Company's IPO Shares vote against the Business Combination and elect to convert their IPO Shares, the Company will not proceed with such Business Combination and will not convert such shares. The Company further (x) covenants and agrees that prior to the Business Combination it will not seek to amend or modify any of the provisions of the Charter relating to submission of the Business Combination to its stockholders for approval or the acquisition/liquidation procedures contained in this subsection (aa) and (y) acknowledges that the purchasers of the Initial Units in this Offering shall be deemed to be third party beneficiaries of this Agreement (it being specifically acknowledged by the Underwriters that the Underwriters will not waive the provisions of this sentence under any circumstances).

     (bb) Rule 419. The Company agrees that it will use its commercially reasonable efforts to prevent the Company from becoming subject to Rule 419 under the Securities Act prior to the consummation of any Business Combination (including but not limited to using its commercially reasonable efforts to prevent any of the Company's outstanding securities from being deemed to be a "penny stock" as defined in Rule 3a-51-1 under the Exchange Act during such period).

     (cc) Presentation of Potential Target Business(es). The Company shall cause each of the Initial Stockholders to agree that, in order to minimize potential conflicts of interest which may arise from multiple affiliations, the Initial Stockholders will present to the Company for its consideration, prior to presentation to any other person or company, any opportunity to acquire all or substantially all of the outstanding equity securities or assets of, or otherwise acquire a controlling interest in, an operating business in India focused primarily on product companies in industries well positioned to grow as a result of the massive and ongoing development of the Indian infrastructure, whether by merger, capital stock exchange, asset acquisition, stock purchase or any other similar type of combination, until the earlier of the consummation of the Business Combination or the Termination Date.

     (dd) Target Net Assets. The Company agrees that the initial Target Business(es) that it acquires in a Business Combination must have a fair market value equal to at least 80% of the Company's net assets at the time of such Business Combination. The fair market value of such business must be determined by the Board of Directors of the Company based upon standards generally accepted by the financial community, such as actual and potential sales, earnings and cash flow and book value. If the Board of Directors of the Company is not able to independently determine the fair market value of such Target Business(es), the Company shall obtain an opinion from an unaffiliated, independent investment banking firm which is a member of the NASD with respect to the satisfaction of such criteria; but the Company need not obtain such an opinion if its Board of Directors independently determines the fair market value of the Target Business(es). If it does obtain the opinion of an investment banking firm, the Company will include a summary of the opinion in the proxy statement that will be mailed to stockholders in connection with obtaining approval of the business combination (and will obtain the consent of the investment banking firm to the inclusion of their report in the proxy statement).

     (ee) Free Writing Prospectuses. The Company agrees that, unless it obtains the prior consent of the Representative, it will not make any offer relating to the Securities that would constitute an "issuer free writing prospectus," as defined in Rule 433 of the Securities Act, or that would otherwise constitute a "free writing prospectus," as defined in Rule 405 of the Securities Act, required to be filed with the Commission. Any such free writing prospectus consented to by the Representative is hereinafter referred to as a "Permitted Free Writing Prospectus". The Company agrees that it will treat each Permitted Free Writing Prospectus as an "issuer free writing prospectus" as defined in Rule 433, that it will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus (including timely filing with the Commission where required, legending and record keeping), and that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show.

     SECTION 4. Payment of Expenses.

     (a) Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto; (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities; (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters; (iv) the fees and disbursements of the Company's counsel, accountants and other advisors; (v) the qualification of the Securities under state or foreign securities or blue sky laws, including the costs of preparing, printing and mailing the "Preliminary Blue Sky Memorandum," and all amendments and supplements thereto, the preparation of the Secondary Market Trading Survey (as defined above), and the reasonable fees and disbursements of counsel for the Underwriters related thereto (such fees, including the one-time fee of $5,000 in respect of the Secondary Market Trading Survey, shall be capped at $40,000); (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Permitted Free Writing Prospectus and of the Prospectus and any amendments or supplements thereto; (vii) the fees and expenses of any of the Transfer Agent or the escrow agent, trustee or registrar for the Securities; (viii) the Company's expenses associated with "due diligence" and "road show" meetings arranged by the Representative (including expenses of the Company associated with the production of road show slides and graphics, and travel and lodging expenses of the directors and officers of the Company); (ix) filing fees, costs and expenses (excluding fees for counsel to the Underwriters) incurred in registering the offering with the NASD; and (x) all other costs and expenses customarily borne by an issuer incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 4(a).

     (b) Nonaccountable Expenses. The Company further agrees that, in addition to the expenses payable pursuant to paragraph (a) above, at the Closing Time, it will pay to the Representative a non-accountable expense allowance equal to one percent (1.0%) of the gross proceeds received by the Company from the sale of the Initial Units, by deduction from the proceeds of the offering of the Initial Units contemplated herein.

     (c) Expenses Related to Business Combination. The Company further agrees that, in the event the Representative assists the Company in trying to obtain stockholder approval of a proposed Business Combination, the Company agrees to reimburse the Representative for all out-of-pocket expenses, including, but not limited to, "road-show" and due diligence expenses; provided, that, such reimbursement will only be made if such assistance is provided by the Representative pursuant to an agreement between the Representative and the Company.

     (d) Termination. If this Agreement is terminated by the Representative under Section 9(c), the Company shall reimburse the Underwriters for their expenses as described in such Section 9(c).

     SECTION 5. Conditions of Underwriters' Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

     (a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A).

     (b) Opinion of Counsel for Company. At Closing Time, the Representative shall have received the favorable opinion, dated as of Closing Time, of Bingham McCutchen LLP, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters and delivered at the Company's request, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit A hereto and to such further effect as counsel to the Underwriters may reasonably request.

     (c) Opinion of Counsel for Underwriters. At Closing Time, the Representative shall have received the favorable opinion, dated as of Closing Time, of Kelley Drye & Warren LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters with respect to the matters set forth in clauses (i), (ii), (v), (vi) (solely as to preemptive or other similar rights arising by operation of law or under the Charter or By-laws), (viii) through (x), inclusive, (xi), (xiii) (solely as to the information in the Prospectus under "Description of Securities --Common Stock") and the second to penultimate paragraph of the opinion of Bingham McCutchen LLP (which appears as the penultimate paragraph of Exhibit A hereto). In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Representative. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and certificates of public officials.

     (d) Officers' Certificate. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus or the General Disclosure Package, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business, and the Representative shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time,
(iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to their knowledge, contemplated by the Commission.

     (e) Auditor's Comfort Letter. At the time of the execution of this Agreement, the Representative shall have received from Miller, Ellin & Company LLP, independent public accountants for the Company, a letter dated such date, in form and substance satisfactory to the Representative, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

     (f) Bring-down Comfort Letter. At Closing Time, the Representative shall have received from Miller, Ellin & Company LLP, independent public accountants for the Company, a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

     (g) Quotation of Securities. At Closing Time, the Units, the Common Stock and the Warrants shall have been approved for quotation on the OTC Bulletin Board.

     (h) No Objection. The NASD shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

     (i) Conditions to Purchase of Option Units. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Units, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representative shall have received:

          (1) Officers' Certificate. A certificate, dated such Date of Delivery, of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(d) hereof remains true and correct as of such Date of Delivery.

          (2) Opinion of Counsel for Company. The favorable opinion of Bingham McCutchen LLP, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Units to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

          (3) Opinion of Counsel for Underwriters. The favorable opinion of Kelley Drye & Warren LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Units to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by
     Section 5(c) hereof.

          (4) Bring-down Comfort Letter. A letter from Miller, Ellin & Company, LLP, independent public accountants for the Company, in form and substance satisfactory to the Representative and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representative pursuant to Section 5(f) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

     (j) Additional Documents. At Closing Time and at each Date of Delivery, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representative and counsel for the Underwriters.

     SECTION 6. Indemnification.

     (a) Indemnification of Underwriters. (1) The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, as such term is defined in Rule 501(b) under the Securities Act (each, an "Affiliate"), each dealer selected by the Representative that participates in the offering and sale of the Securities, each of their respective directors, officers and employees, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, as follows:

          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in (1) any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto); or (2) any application or other document or written communication (in this Section 5, collectively called "application") (x) executed by the Company or (y) based upon written information furnished by the Company, in either case in any jurisdiction in order to qualify the Securities under the securities laws thereof or filed with the Commission, any state securities commission or agency, Nasdaq or any securities exchange; or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

     (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided, that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company;

     (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representative), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information or any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto).

     (2) Insofar as this indemnity agreement may permit indemnification for liabilities under the Securities Act of any person who is a partner of an Underwriter or who controls an underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and who, at the date of this Agreement, is a director or officer of the Company or controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, such indemnity agreement is subject to the undertaking of the Company in the Registration Statement under Item 17 thereof.

     (b) Indemnification of Company, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information or any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representative expressly for use therein.

     (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Representative, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

     SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

     The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on the cover of the Prospectus.

     The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

     Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

     No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each Underwriter's Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Units set forth opposite their respective names in Schedule A hereto and not joint.

     SECTION 8. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors or any person controlling the Company and (ii) delivery of and payment for the Securities.

     SECTION 9. Termination of Agreement.

     (a) General. The Representative may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time if (i) there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus or the General Disclosure Package, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business, or (ii) there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representative, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) trading in any securities of the Company has been suspended or materially limited by the Commission, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of such exchanges or by such system or by order of the Commission, the NASD or any other governmental authority, or (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or
(v) a banking moratorium has been declared by either Federal or New York authorities. If this Agreement is terminated pursuant to this Section 9(a), such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

     (b) Non-Fulfillment of Conditions. If any condition specified in Section 5 (other than Sections 5(c), 5(h) (other than arising out of the Company's failure to respond to the NASD's reasonable request for information or reasonable assurances from the Company) and 5(i)(3)) shall not have been fulfilled when and as required to be fulfilled, this Agreement, or in the case of any condition to the purchase of the Option Unit, on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Units, may be terminated by the Representative by notice to the Company at any time prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Section 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

     (c) Expenses. If this Agreement is terminated by the Representative in accordance with the provisions of Section 9(a)(i) or Section 9(b), the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

     SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriter, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24-hour period, then:

          (i) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

          (ii) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, then the Company shall be entitled to a further period of an additional one business day within which to procure another party or parties satisfactory to the Representative to purchase the Initial Units or Option Units on the terms contained herein; provided that if the Company does procure another party within such one business day period, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase and of the Company to sell the Option Units to be purchased and sold on such Date of Delivery shall terminate without liability on the part of the Company (except for under Sections 4 and 6 hereof) and any non-defaulting Underwriter.

     No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

     In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Units, as the case may be, either the Representative or the Company shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding five business days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this Section 10.

     SECTION 11. Tax Disclosure. Notwithstanding any other provision of this Agreement, immediately upon commencement of discussions with respect to the transactions contemplated hereby, the Company (and each employee, representative or other agent of the Company) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to the Company relating to such tax treatment and tax structure. For purposes of the foregoing, the term "tax treatment" is the purported or claimed federal income tax treatment of the transactions contemplated hereby, and the term "tax structure" includes any fact that may be relevant to understanding the purported or claimed federal income tax treatment of the transactions contemplated hereby.

     SECTION 12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices shall be directed to:

          If to the Underwriters, to the Representative at:

               FTN Midwest Securities Corp.
               350 Madison Avenue, 20th Floor
               New York, New York 10017
               Attention: Corporate Syndicate Department
               Facsimile: (212) 418-5081

          With a copy to:

               Kelley Drye & Warren LLP
               Two Stamford Plaza
               281 Tresser Boulevard
               Stamford, CT 06901
               Attention: M. Ridgway Barker
               Facsimile: (203) 327-2669

          If to the Company, to:

               Navitas International Corporation
               4 Dublin Circle
               Burlington, MA 01803
               Attention: Servjeet S. Bhachu
               Facsimile: (781) 334-0113

          With a copy to:

               Bingham McCutchen LLP
               150 Federal St
               Boston, MA 02110-1726
               Attention: Julio E. Vega, Esq.
               Facsimile: (617) 951-8736


     SECTION 13. Binding Effect. This Agreement shall each inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and such controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

     SECTION 14. No Fiduciary or Advisory Duty. The Company acknowledges that none of the Underwriters (including the Representative) nor any of their controlling persons shall have any fiduciary or advisory duty to the Company or any of its controlling persons arising out of, or in connection with, this Agreement or the offer and sale of the Units.

     SECTION 15. Amendment. This Agreement may only be amended by a written instrument executed by each of the parties hereto.

     SECTION 16. Entire Agreement. This Agreement (together with the other agreements and documents being delivered pursuant to or in connection with this Agreement) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and thereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

     SECTION 17. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     SECTION 18. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

     SECTION 19. Waivers. The failure of any of the parties hereto to at any time enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor to in any way effect the validity of this Agreement or any provision hereof or the right of any of the parties hereto to thereafter enforce each and every provision of this Agreement. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

     SECTION 20. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

     SECTION 21. Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.


                                        Very truly yours,

                                        NAVITAS INTERNATIONAL CORPORATION

                                        By  ____________________________________
                                            Title:

CONFIRMED AND ACCEPTED,
as of the date first above written:


FTN MIDWEST SECURITIES CORP.

By _________________________________________________________
   Authorized Signatory


 For itself and as Representative of the other Underwriters named in Schedule A hereto.

                                   SCHEDULE A

                                                                    Number of
         Name of Underwriter                                      Initial Units
         -------------------                                      -------------
FTN Midwest Securities Corp............................
Canaccord Adams .......................................
                                                                    ----------
Total..................................................             20,000,000
                                                                    ==========


                                    Sch A-1

                                   SCHEDULE B
                        NAVITAS INTERNATIONAL CORPORATION
                                20,000,000 Units


     1. The initial public offering price per Unit, determined as provided in
Section 2, shall be $6.00.

     2. The purchase price per unit for the Units to be paid by the several Underwriters shall be $5.52, being an amount equal to the initial public offering price set forth above less $0.48 per Unit (representing (x) $0.42 per Unit for the underwriting discounts and commissions and (y) $0.06 per Unit for the Underwriters' non-accountable expense allowance); provided, that the purchase price per Unit for any Option Units purchased upon the exercise of the over-allotment option described in Section 2(b) shall be reduced by an amount per Unit equal to (a) $0.06 per share representing the non-accountable expense allowance (which is not payable with respect to Option Units and (b) any dividends or distributions declared by the Company and payable on the Initial Units but not payable on the Option Units.

                                                                       Exhibit A

                      FORM OF OPINION OF COMPANY'S COUNSEL
                           TO BE DELIVERED PURSUANT TO
                                  SECTION 5(b)



                          TO BE SEPARATELY NEGOTIATED]



                                      B-2